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                                                                    Exhibit 4.01

                     RESTATED CERTIFICATE OF INCORPORATION
                        OF ADVANCED MICRO DEVICES, INC.

     1. The name of this corporation is Advanced Micro Devices, Inc. The Original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 1, 1969.

     2. In accordance with Section 245 of the Delaware General Corporation Law this Restated Certificate of Incorporation was duly adopted by the Board of Directors at a meeting on December 6, 1995, without a vote of the stockholders.

     3. This restated Certificate of Incorporation only restates and integrates but does not further amend the provisions of the Certificate of Incorporation of this corporation, as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     4. The text of the Certificate of Incorporation as heretofore amended and supplemented is amended in its entirety to read as follows:

     FIRST.  The name of the corporation is ADVANCED MICRO DEVICES, INC.

     SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Two Hundred Fifty One Million (251,000,000) of which Two Hundred Fifty Million (250,000,000) shares shall be Common Stock of the par value of One Cent ($0.01) per share and One Million (1,000,000) shares shall be Serial Preferred Stock of the par value of Ten Cents ($0.10) per share.

         The designations and powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock of the corporation shall be as follows:


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    (A)  Serial Preferred Stock
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         (1) The Serial Preferred Stock may be issued from time to time in one or more series and shall have such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed by this Certificate of Incorporation or by resolution of the Board of Directors providing for the issue of each such series. The Board of Directors is vested with authority to fix variations in voting powers and in any of the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as being between series of Serial Preferred Stock including, without limitation, variations in the following:

                 (a) The distinctive designation of each series and the number of shares which shall constitute each series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                 (b) The annual rate of dividends payable on shares of each series, the conditions upon which, and the dates when, such dividends shall be payable and the dates (if any) from which dividends shall be cumulative;

                 (c) The time or times when and the price or prices at which shares of each series shall be redeemable;

                 (d) The obligation, if any, of the corporation to acquire
               shares or each series for retirement as a sinking fund;

                 (e) The granting, denial or limitation of voting rights of shares of each series;

                 (f) The amount or amounts per share of each series payable in the event of any voluntary liquidation' dissolution or winding up of the corporation; and

                 (g) The rights, if any, of the holders of shares of each series to convert such shares into or exchange such shares for Common

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                    Stock or shares of any other series of Serial Preferred
                    Stock and the terms and conditions of such conversion or exchange, including any provisions for the subsequent adjustment of any such conversion or exchange rights.

            Subject to variations in the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as between series of Serial Preferred Stock fixed by resolution of the Board of Directors in accordance with this Paragraph (A)(1), each share of Serial Preferred Stock shall be equal to every other share of Serial Preferred Stock.

            The voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of each series of Serial Preferred Stock shall before the issuance of each series of Serial Preferred Stock, be set forth in a certificate filed pursuant to the Delaware General Corporation Law.

     (B)  Common Stock
          ------------

          (1) After the requirements with respect to preferential dividends upon all classes and series of stock entitled thereto shall have been paid or declared and set apart for payment and after the corporation shall have complied with all requirements, if any with respect to the setting aside of sums as a sinking fund or for a redemption account on any class of stock, then and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

          (2) After distribution in full of the preferential amounts to be distributed to the holders of all classes and series of stock entitled thereto in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation.

          (3) Each holder of Common Stock shall have one vote in respect of each share of such stock held by him, subject, however, to such special voting rights by class as are or may be granted to holders of Serial Preferred Stock with respect to the election of a limited number of directors upon

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         default by the corporation in the payment of dividends of such Serial
         Preferred Stock.

FIFTH.   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         To make, alter or repeal the Bylaws of the corporation.

         When and as authorized by the affirmative vote of the holders of two-thirds of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by stature, or when authorized by the written consent of the holders of two-thirds of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best of interests of the corporation.

SIXTH.   Meetings of stockholders may be held within or without the State of
Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

SEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

EIGHTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any

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     transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors,then the liability or a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation for acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, Advanced Micro Devices, Inc. has caused this Restated Certificate of Incorporation to be signed by Thomas M. McCoy, Esq., its Vice President, General Counsel and Secretary this 6th day of December, 1995.


                                By: /s/ Thomas M. McCoy
                                    ------------------------------
                                    Thomas M. McCoy, Esq.


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